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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934





                         Date of Report: April 19, 1999



                              Hercules Incorporated
             (Exact name of registrant as specified in its charter)


Delaware                        001-00496         51-0023450
(State or other jurisdiction    (Commission       (IRS Employer
of incorporation)               File Number)      Identification No.)





                                 Hercules Plaza
                            1313 North Market Street
                         Wilmington, Delaware 19894-0001
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (302) 594-5000




                                 Not Applicable
         (Former name or former address, if changed since last report.)


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Item 5. Other Events.

        On October 15, 1998, Hercules Incorporated, a Delaware corporation, merged with BetzDearborn, Inc. In order to pay the merger consideration, Hercules borrowed $3.65 billion under a credit facility which was syndicated by NationsBank, N.A. This Credit Agreement, dated October 15, 1998, was previously filed as an exhibit to Hercules Current Report on Form 8-K dated October 15, 1998.

        On April 19, 1999, upon Hercules' receipt of approval by all lenders thereunder, the Credit Agreement was amended and restated to effect changes, including the following:

        (1) Hercules can now borrow in Euros, as well as United States of America dollars, and certain outstanding borrowings were converted to indebtedness denominated in Euros.

        (2) Hercules' Canadian subsidiary, BetzDearborn Canada, Inc., can borrow up to U.S. $100 million from select lenders in Canada in Canadian dollars.

        (3) Hercules has greater flexibility to make corporate changes within the Hercules family of entities without the need to obtain consent from the lenders under the Credit Agreement.

        The Amended and Restated Credit Agreement, dated April 19, 1999, is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.


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Item 7. Financial Statements and Exhibits


Number         Exhibit
------         -------
   10.2        Amended and Restated Credit Agreement, dated April 19, 1999, among Hercules Incorporated, NationsBank, N.A., as Administrative
               Agent, and the lenders party thereto.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            HERCULES INCORPORATED




Date April 30, 1999         By: /s/ Israel J. Floyd
    ---------------             -------------------------------
                                Israel J. Floyd
                                Corporate Secretary


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                                  Exhibit Index


Number         Exhibit
------         -------
  10.2         Amended and Restated Credit Agreement, dated April 19, 1999, among Hercules Incorporated, NationsBank, N.A., as
               Administrative Agent, and the lenders party thereto.


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